UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2021

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 8.01 Other Events.

As previously disclosed in the Prospectus Supplement filed on August 5, 2021 by Ecoark Holdings, Inc. (the “Company”), the Company has entered the digital asset mining business through its wholly-owned subsidiary, Bitstream Mining LLC (“Bitstream”). Since that date, the Company has taken substantial steps towards this goal, which are summarized below. To date, Bitstream has paid unaffiliated third parties a total of $4,754,713 and is obligated to pay certain of these third parties an additional $8,685,712.

In August 2021, Bitstream entered into an Agreement with a third party which will supply the Company with advanced housing infrastructure in exchange for approximately $375,000. Delivery of these enhanced housing infrastructure is expected in late 2021 or early 2022. We expect to secure a lease on land either adjacent to or reasonably near the power substation for a cryptocurrency mining facility we are developing in West Texas upon which we will place the housing infrastructure.

Bitstream has paid a power management company $1,096,000 which includes a $1,000,000 development fee, has executed a binding letter of intent for the power and infrastructure and is negotiating a definitive agreement for the development of the West Texas facility. In September 2021, Bitstream ordered 5,000 used Canaan Avalon 841 13 tera hash per second (“TH/s”) miners for $1,350,000 plus shipping costs to be delivered on 1,000 unit increments through December 2021.

In September 2021, Bitstream entered into a binding agreement referred to as a Memorandum of Understanding with Elite Mining Inc. (the “Hosting Company”) that will supply high speed miners, host the Bitstream’s data center and operate the miners it installs. In Phase 1 which is a beta test phase, Bitstream paid $600,000 to the Hosting Company for 6 megawatts (“MWs”) capacity’s worth of very high speed and efficient miners by mid-January 2022. Bitstream has an option to purchase these high-speed miners at replacement cost (which may be higher than current cost). The Hosting Company may provide hosting for third parties during Phase 1 which reduces the cash flow for Bitstream. This agreement will also allow us to utilize a minimum of 25 MWs of electricity under the power purchase agreement in Phase 2. We can terminate the hosting agreement as soon as we have secured sufficient capital to replace the hosted Bitmain S19 Pro miners with our own. Once Bitstream purchases the high efficiency miners, the Hosting Company cannot host third parties. The Hosting Company uses immersion cooling, and other technological enhancements, for the miners it will install for Bitstream. Immersion cooling is a technique where Bitcoin mining units are submerged in a dielectric fluid to keep the integrated circuits operating at lower temperatures which, when successful, has the potential to prolong equipment life, enhance hashing efficiencies, and provides the opportunity to “overclock” the processors, i.e., running at speeds beyond factory specified design. Phase 2 is planned to begin in May 2022 which is subject to Bitstream agreeing to proceed. If Bitstream elects to enter Phase 2, it will be required to loan the Hosting Company the funds to develop a production facility in Texas on terms to be negotiated. Bitstream will have certain rights to the production facility capacity from Phase 2 and will pay the Hosting Company for its services.

In October 2021 Bitstream secured an additional 30 MWs of electrical capacity at a different West Texas location. This supplements the Company’s prior agreement to secure 12 MWs and as a result the Company will have a total of 42 MWs of electric power for immediate use and benefit to the Company. Bitstream also plans to participate in the Electric Reliability Council of Texas’ (“ERCOT”) responsive reserve market by relinquishing its power back to the Texas grid as power stabilization events are needed. Additionally, Bitstream has procured mining infrastructure to power the 42 MWs and expects the equipment and infrastructure to be delivered over the next 120 days. This mining infrastructure includes twenty-one 2,600 kilo-volt amp (KVA) or similar transformers and the Company’s first shipment of Bitcoin mining application-specific integrated circuits (“ASIC”). The Company has agreed to pay a total $3,375,635 for the new equipment and infrastructure as follows: (i) $506,345 upon the order which has been paid, (ii) $506,345 by November 11, 2021, and (iii) the remaining $2,362,945 by December 15, 2021.

In connection with the increase in electrical capacity, Bitstream entered into a second binding letter of intent with the power management company pursuant to which the Company has paid a total of $2,954,500, consisting of a $2,628,000 development fee and a $326,500 reimbursement for payments made by the power management company to the electric utility to secure the power. In addition, the Company agreed to pay a total of $450,000 upon the power management company signing a binding agreement to acquire or lease 20 or more acres of usable land for Bitstream’s facility and construct a transmission line to the mining site.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the development of cryptocurrency mining facilities in West Texas, the terms and timing of the delivery of equipment, completion of infrastructure and availability of power. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, such as market and other conditions, many of which are outside management’s control. Important factors that could cause actual results to differ from those in the forward looking statements include market and other conditions, access to adequate capital, and our reliance on third party vendors and service providers over which we have no or limited control. Additional risks and uncertainties risks and uncertainties are identified and discussed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” contained in the Prospectus Supplement filed on August 5, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Additional factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 25, 2021	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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